SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2011 (May 20, 2011)

 CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441 7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On May 20, 2011, China Fire & Security Group, Inc. (“China Fire” or the “Company”), a Florida corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amber Parent Limited (“Parent”), an exempted company incorporated in the Cayman Islands and an affiliate of Bain Capital Asia Fund, L.P. (the “Guarantor”) and Bain Capital Fund X, L.P. (together with the Guarantor, the “Sponsors”), and Amber Mergerco, Inc. (“Merger Sub”), a Florida corporation and a wholly owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Merger

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock (collectively, the “Company Shares”) issued and outstanding immediately prior to the effective time (other than shares owned by (i) the Company, any subsidiary of the Company, Parent or Merger Sub, including shares to be contributed to Parent or Merger Sub by certain special purpose companies (collectively, the “Rollover Investors”) related to Mr. Weigang Li, the Chairman of the Board, Mr. Brian Lin, the Chief Executive Officer of the Company, and Mr. Weishe Zhang, the Vice President of Strategic Planning of the Company,  pursuant to the Rollover Agreement (as defined below) immediately prior to the effective time of the Merger, and (ii) shareholders who have properly exercised and perfected appraisal rights under Florida law) will be converted automatically into the right to receive $9.00 in cash (the “Per Share Merger Consideration”), without interest.

Equity and Debt Financing

The Sponsors have committed, at or prior to the closing of the Merger, to contribute to Parent, and to cause Parent to contribute to Merger Sub upon Parent’s receipt of, an equity investment in an amount up to approximately $160.7 million upon the terms and subject to the conditions set forth in the equity commitment letter issued by the Sponsors in connection with the Merger (the “Equity Commitment Letter”). The Guarantor has provided the Company with a limited guarantee (the “Limited Guarantee”) in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent or Merger Sub pursuant to the Merger Agreement up to a capped amount, including any reverse termination fee that may become payable by Parent.

To consummate the Merger, Merger Sub has also obtained debt financing commitments from Bank of America, N.A, The Hongkong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited (collectively, the “Lenders”), who have committed to provide a $60,000,000 term loan facility and a $20,000,000 revolving credit facility (the “Debt Financing”), upon the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”).  The obligation of the Lenders to provide the Debt Financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation, that the aggregate amount of the term loan facility does not (a) exceed US$ 60,000,000 or (b) result in the pro forma leverage ratio of the Company and its subsidiaries exceeding 3.00:1.

Closing Conditions

Consummation of the Merger is subject to a number of conditions, including, among others: (i) the approval of the Merger Agreement by an affirmative vote of holders of at least 75% of the outstanding Company Shares and an affirmative vote of holders of more than 50% of the outstanding Company Shares (excluding any Company Shares held or beneficially owned by the Rollover Investors, the Voting Shareholders (as defined below) and any holders of Company Shares who have entered into voting agreements or other shareholder support agreements with Parent, Merger Sub or their affiliates following the execution of the Merger Agreement) (the “Shareholder Approval”) and (ii) the issuance of a decision by the Anti-Monopoly Bureau of the Ministry of Commerce under the Anti-Monopoly Law of the People’s Republic of China approving the Merger.

Furthermore, neither Parent nor Merger Sub is required to consummate the Merger until the business day immediately following the last day of the Debt Financing Period (as defined in the Merger Agreement).

Representations and Warranties; Covenants

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement.  The Company has also agreed to customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval.

Each of Parent and Merger Sub has made customary representations and warranties to the Company in the Merger Agreement.  In addition, Parent and Merger Sub have agreed to customary covenants, including, among other things, a covenant to use their reasonable best efforts to obtain the proceeds of the debt financing required to consummate the Merger.

Go-Shop Period

The Company is permitted to initiate, solicit and encourage any alternative acquisition proposals from third parties, and to provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals, during a 55-day period following the execution of the Merger Agreement (the “Go-Shop Period”).  Immediately upon the expiration of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal during the Go-Shop Period that satisfy certain conditions set forth in the Merger Agreement (each such party, a “Continuing Party”) until the last day of the 15-day period following the expiration of the Go-Shop Period (the “Cut-Off Date”).  Immediately after the Cut-Off Date, the Company will become subject to the “no shop” restrictions with respect to dealings with a Continuing Party.

Notwithstanding the limitations applicable after the expiration of the Go-Shop Period or, with respect to a Continuing Party, after the Cut-Off Date, prior to the receipt of the Shareholder Approval, the Company may under certain circumstances provide information to third parties with respect to unsolicited alternative acquisition proposals and, if the Special Committee determines, among other things, that any such acquisition proposal constitutes or is reasonably likely to result in a Superior Proposal, participate in discussions or negotiations with the third party that submitted such acquisition proposal.  A “Superior Proposal” is an acquisition proposal the Special Committee determines, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Merger.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for the Company and Parent. The Company is required to pay a termination fee in an amount of $6.4 million if (i) the Company terminates the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a Superior Proposal with any person (other than a Former Bidder (as defined in the Merger Agreement)) during the Go-Shop Period or with a Continuing Party (other than any Former Bidder) prior to the Cut-Off Date, (ii) the Company or Parent terminates the Merger Agreement in response to a Company Adverse Recommendation Change (as defined in the Merger Agreement) and the Company enters into an alternative acquisition agreement during the Go-Shop Period other than with a Former Bidder or (iii) the Merger Agreement is terminated as a result of a failure to obtain the Shareholder Approval and the Company consummates an acquisition proposal within one year of such termination.  The Company is required to pay a termination fee of $8.5 million if (x) the Company or Parent terminates the Merger Agreement in respect to a Company Adverse Recommendation Change and the Company fails to enter into an alternative acquisition agreement falling under clause (ii) of the preceding sentence, (y) Parent terminates the Merger Agreement as a result of the Company’s breach, or (z) the Merger Agreement is terminated as a result of a failure of the Merger to be consummated by November 15, 2011 and the Company consummates an acquisition proposal within one year of such termination.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of (i) $10.7 million in the event that the Company terminates the Merger Agreement because of Parent’s or Merger Sub’s breach or because Parent and Merger Sub have not consummated the Merger within two business days after the date when Parent and Merger Sub are required to close under the Merger Agreement even though the Debt Financing has been funded or the Lenders have confirmed in writing that the Debt Financing will be funded or (ii) $8.5 million in the event Parent and Merger Sub have not consummated the Merger within two business days after the date when Parent and Merger Sub are required to close under the Merger Agreement because Parent has not received proceeds of the Debt Financing sufficient to consummate the Merger and the failure to receive such proceeds is not caused by a material breach of Parent or Merger Sub.

Board Approval

The Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of the Special Committee formed by the Board of Directors (the “Special Committee”), approved the Merger Agreement and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement.  The Special Committee comprises solely independent directors of the Board, including Mr. Albert McLelland, Mr. Xianghua Li and Mr. Guoyou Zhang, and negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang, as members of the Board, recused themselves from Board approval of the Merger Agreement.  Special purpose companies related to Mr. Weigang Li, Mr. Brian Lin and Mr. Weishe Zhang are parties to the Rollover Agreement, pursuant to which they will become shareholders in Parent upon the consummation of the Merger.

The foregoing descriptions of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letter and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letter and the Limited Guarantee, respectively, which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Ancillary Agreements

Rollover Agreement

In connection with the execution of the Merger Agreement, the Rollover Investors, Parent and Merger Sub entered into a rollover agreement (the “Rollover Agreement”), pursuant to which the Rollover Investors agreed that, at the time immediately prior to the effective time, each Rollover Investor would contribute a portion of the Company Shares owned by it (such shares, which amount to approximately 20.5% of the Company Shares, the “Rollover Shares”) to the capital of Parent in exchange for equity interests of Parent.  In addition, Li Brothers Holdings Inc., a Rollover Investor related to Mr. Weigang Li, agreed to contribute an additional portion of the Company Shares owned by it representing 4.4% of the Company Shares (the “Cashed-Out Shares”) to Merger Sub in exchange for a per share amount equal to the Per Share Merger Consideration.  The surviving company of the Merger is required to pay the consideration for the Cashed-Out Shares as soon as practicable following such time as it has funds sufficient to make such payment and to use its reasonable best efforts to make such payment within three months of the Merger.  The contribution of Rollover Shares to Parent and of Cashed-Out Shares to Merger Sub are subject to the consummation of the Merger and the contribution of the Rollover Shares to Parent is also subject to the execution by the Rollover Investors and Parent of a shareholders’ agreement governing the relationship among the shareholders of Parent following the Merger and certain other conditions.

The foregoing description of the Rollover Agreement does not purport to be complete and is qualified in its entirety by reference to the Rollover Agreement attached hereto as Exhibit 10.4.

Voting Agreements

In connection with the execution of the Merger Agreement, Mr. Weigang Li, Mr. Brian Lin, Mr. Weishe Zhang, the Rollover Investors and one other special purpose company related to Mr. Weigang Li (collectively, the “Voting Shareholders”) each entered into a Voting Agreement with Parent and Merger Sub (collectively, the “Voting Agreements”), pursuant to which the Voting Shareholders agreed, among other things, to vote their respective equity securities in the Company in favor of the Merger Agreement and against any alternative proposals and to grant Parent a proxy to vote such securities.  The Voting Shareholders also agreed not to solicit, encourage and, except in limited circumstances, engage or participate in discussions relating to, alternative acquisition proposals from third parties.  The Voting Shareholders, collectively, beneficially own approximately 59.14% of the equity of the Company.  The Voting Shareholders entered into the Voting Agreements solely in their capacities as shareholders of the Company.  Mr. Weigang Li, Mr. Brian Lin, Mr. Weishe Zhang and Ms. Jincai Li, Mr. Weigang Li’s sister in law, guaranteed to the Parent and Merger Sub the obligations of the special purpose companies related to each of them under the Voting Agreements and the Rollover Agreement.

The Voting Agreements will terminate upon the earlier of the closing of the Merger and the date of the termination of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement attached hereto as Exhibit 9.1.

Cautionary Statement Regarding Forward Looking Information

Certain statements herein that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  These forward-looking statements include references to our announced transaction with Parent and Merger Sub.  These forward-looking statements are only predictions and are not guarantees of performance.  These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.  These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.  Many of these factors are beyond our ability to control or predict.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation, uncertainties as to the timing of the Merger, uncertainties as to whether the Shareholder Approval will be obtained, the possibility that various closing conditions for the transaction may not be satisfied or waived, the possibility that the Debt Financing may not be available and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company, as well as the solicitation/recommendation statement to be filed by the Company.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon these forward-looking statements as predictions of future events.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Certain Information Concerning Participants

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger.  Information concerning the interests of the Company’s participants in the solicitation is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.chinafiresecurity.com/, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to Bin Gu, telephone: +86-10-8441-7400.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

2.1	Agreement and Plan of Merger, dated May 20, 2011, by and among Amber Parent Limited, Amber Mergerco, Inc. and China Fire & Security Group, Inc.

9.1	Form of Voting Agreement.

10.1	Debt Commitment Letter, dated May 20, 2011, by and among Amber Mergerco, Inc., Bank of America, N.A., The Hongkong and Shanghai Banking Corporation Limited and Citigroup Global Markets Asia Limited.

10.2	Equity Commitment Letter, dated May 20, 2011, by Bain Capital Asia Fund, L.P. and Bain Capital Fund X, L.P.

10.3	Limited Guarantee, dated May 20, 2011, by Bain Capital Asia Fund, L.P. in favor of China Fire & Security Group, Inc.

10.4	Rollover Agreement, dated May 20, 2011, by and among Amber Parent Limited, Amber Mergerco, Inc., Li Brothers Holdings Inc., Jin Zhan Limited, Vyle Investment, Inc. and Small Special Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: May 23, 2011	/s/ Brian Lin
Name: Brian Lin Title: Chief Executive Officer